Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

TNFINC CERTIFIES RATIFICATION OF YRC WORLDWIDE CONTRACT

TERMS OF DECEMBER EQUITY TRANSACTION SATISFIED

OVERLAND PARK, Kan., January 28, 2014 – YRC Worldwide Inc. (NASDAQ: YRCW) announced today that the Teamsters National Freight Industry Negotiating Committee (TNFINC) certified the results of the Teamsters ratification vote and that, on a related note, the certified Amended Memorandum of Understanding (MOU) satisfied the relevant condition of the equity transaction announced on December 23rd.

“The ratification of the revised MOU, our improved performance and the committed equity transaction clear the way for us to enter the senior debt markets to refinance our current term and asset-based loans,” said Jamie Pierson, chief financial officer of YRC Worldwide.

As previously announced on December 23, 2013, the company has entered into agreements whereby the company would issue $250 million of common stock and preferred stock and use the proceeds to pay off its existing 6% Convertible Notes due February 2014 and defease and/or pay off its existing Series A Convertible Notes due March 2015. In addition, holders of approximately $50 million in principal amount of the company’s existing Series B Convertible Notes due March 2015 have agreed to exchange or convert those notes to common stock, further reducing the company’s debt. The investors have confirmed that the revised MOU is satisfactory under the terms of these existing agreements.

The company plans to hold a bank meeting on Tuesday, January 28, 2014, at 2:00pm EST to launch the new senior credit facilities.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that actual efficiencies from the new agreement, results of the contingencies to obtaining the efficiencies, closing of the proposed equity transaction discussed in this news release, our ability to restructure our pension fund debt and refinance our senior debt, and the overall results of our refinancing strategy, including the amount our existing stockholders will be diluted, will be determined by a number of factors, including (among others) those risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s reports on Forms 10-K and 10-Q and the company’s Current Report on Form 8-K filed on December 9, 2013. Further, the company cannot provide you with any assurances that the efficiencies will be achieved, that the conditions contained in the definitive agreements related to the proposed equity transaction will be satisfied or that the proposed equity transaction, the pension fund debt restructuring or the senior debt refinancing can be completed in the timeframes required under the company’s various agreements with its stakeholders, if at all. In addition, even if all the contemplated transactions are completed, the company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others) the risk factors that are from time to time included in the company’s aforementioned reports.

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is the holding company for a portfolio of successful companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact:	Stephanie Fisher
913-696-6108
investor@yrcw.com

Media Contact:	Suzanne Dawson
LAK Public Relations, Inc.
212-329-1420
sdawson@lakpr.com